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                                                                    Exhibit 23.1




                              CONSENT OF KPMG LLP



The Board of Directors
SPSS Inc.:

         We consent to the use of our report dated November 2, 2001 included herein and to the incorporation by reference in the Registration Statement
(No. 333-71236) on Form S-3 of SPSS Inc., with respect to the consolidated balance sheets of SPSS Inc. as of December 31, 1999 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 and the related schedule.


                                  /s/ KPMG LLP

Chicago, Illinois
November 9, 2001